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                                                                    EXHIBIT 10.5

          THIRD AMENDMENT TO APPENDIX B, PAYMENT SCHEDULE, TRUST UNDER
                      VANS, INC. DEFERRED COMPENSATION PLAN

        This instrument shall constitute the Third Amendment to the Payment Schedule set forth in Appendix B of the Trust Under Vans, Inc. Deferred Compensation Plan, made and entered into as of the 1st day of June, 1996, by and between Vans, Inc., a Delaware corporation, and The Chase Manhattan Bank and Trust Company of California, a California corporation.

                        Payment Schedule (Third Revision)

        "Subject to the terms of the Plan, the remaining balance in the trust on November 30, 2004, shall be paid in a lump sum on November 30, 2004. The payment shall be made solely to Walter Schoenfeld and, upon his death, such payment shall thereafter be made to Esther Schoenfeld, if she is then living, or her estate if she dies before the payments are completed, provided that she is married to Walter Schoenfeld on the date of his death. If Esther Schoenfeld, shall survive Walter Schoenfeld, but not be married to Walter Schoenfeld on the date of his death, or does not survive Walter Schoenfeld, the remaining balance in the Trust as of November 1, 2004 shall be paid to the Estate of Walter Schoenfeld on November 30, 2004.

        In the event Walter Schoenfeld retires prior to October 26, 2004, the payments shall be made in a lump sum based upon the remaining balance in the trust on the 1st of the month following the month of retirement as determined by the 15th of such month and shall be payable on the last day of such month (by way of illustration, if retirement is in July, the trust balance is as of August 1, determined by August 15 and paid by August 31).

        The Trustee shall have no obligation to make any payments prior to January 31, 2004 unless notified in writing by the Company that Walter Schoenfeld has retired.

                                            VANS, INC., a Delaware corporation


                                            By: /s/ Craig E. Gosselin
                                               ---------------------------------
                                            JP MORGAN TRUST COMPANY, N.A., a
                                            national association

                                            By: /s/ Judy Marshall
                                               ---------------------------------